EXHIBIT 10.96

EXECUTION COPY (6/24/96)



                        LOAN AND SECURITY AGREEMENT

     This Loan and Security Agreement ("Agreement") is made as of this 25th day of June, 1996 between AEGIS AUTO FINANCE, INC., a
Delaware corporation
("Borrower") and III FINANCE LTD., a Cayman Islands company ("Lender").

                          PRELIMINARY STATEMENT:

          WHEREAS, Borrower has requested, and Lender has agreed, on the terms and conditions set forth therein, that Lender advance to the Borrower up to
$7,500,000.00 on a revolving credit basis;

          NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extension of credit now or hereafter made to or for the benefit of Borrower by Lender hereunder, the parties hereto agree as follows:

                                 ARTICLE I

                                DEFINITIONS

          Section 1.1  General Terms.  When used
herein, the following terms shall
have the following meanings:


          "ABS" shall mean that model of prepayments commonly applied to automobile loans which measures prepayments as a percentage of original pool balance.

          "Additional Loan" shall mean any Loan other than the Initial Loan.

          "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.

          "Applicable Insured Percentage" shall mean,
(A) with respect to Insured
Receivables, so long as the Insurer is obligated (by endorsement or otherwise) to make payments on the Risk Default Policy and maintains the A.M. Best Rating specified below, the percentage specified below opposite such rating, calculated monthly as of each month end; (B) with respect to Uninsured Receivables, 35% and (C) with respect to Insured Receivables, if the Insurer does not remain so obligated as described in clause A above, then 35%.

          Rating              Applicable Insured
Percentage

          A- or better                   80%

          Less than A- but
          B or better                    65%

          Less than B but
          C or better                    50%

          Below C                        35%.

          "Applicable Stress Factor" means 2.0;
provided however, that  if the
Lender, in its discretion, deems the collection history of the various receivables portfolios underlying the "Collateral" under this Agreement and the other Secured
Loan Agreements to be materially weaker than such collection history as of the end of March 1996, the Lender may, upon not less than five (5) Business Days' prior written notice to the Borrower, increase the Applicable Stress Factor to a number not exceeding 2.50 and such increase shall take effect in the next calculation of the Borrowing Base to be made under
Section 2.1.

          "Average Pool Balance" shall have the meaning set forth in Section 2.1 hereof.

          "Backup Servicer" shall have the meaning set forth in the Pooling and
Servicing Agreement.

          "Borrowing Base" shall have the meaning set forth in Section 2.1 hereof.

          "Business Day" shall mean any day other than a Saturday, Sunday, legal holiday or other day under the laws of Bermuda, the United States, or the State of New York, on which commercial banking institutions are obligated by law or executive order to be closed.

          "Cash Flow Valuation Report" shall mean a monthly report delivered pursuant to Section 2.2 (b) or Section 5.1(c) in the form attached hereto as Exhibit
A.

          "Change in Control" shall mean any of the following: (i) Parent ceases to be the owner, directly or indirectly, of 100% of the equity interest in, and capital stock of, the Borrower; or (ii) Joseph Battiato and/or
Angelo Appierto shall cease
to hold their offices as President and Chief Executive
Officer, respectively, of the
Borrower.

          "Collateral" shall have the meaning set forth in Section 6.1.

          "Default" shall mean any event which, with the passage of time or the giving of notice, or both, would constitute an Event of Default.

          "Default Rate" shall have the meaning set forth in Section 2.1.

          "Default Ratio" shall have the meaning set forth in Section 2.1.

          "Defaulted Receivables" shall mean,
collectively, "Defaulted Receivables"
and "Liquidated Receivables" as each such term is defined in the Pooling and
Servicing Agreement.

          "Delinquency Rate" shall have the meaning set forth in Section 2.1.

          "Delinquency Ratio" shall have the meaning set forth in Section 2.1.

          "Distribution Date" shall have the meaning set forth in the Pooling and Servicing Agreement.

          "Event of Default" shall mean any one or more of the events specified in
Section 7.1.

          "Excess Receipts" shall have the meaning set forth in the Pooling and
Servicing Agreement.

          "Existing AAF Loan Agreements" shall mean those certain Loan and
Security Agreements between the Borrower and Lender, dated as of June 20,
1995, September 25, 1995, December 20, 1995, March 22,
1996 and May 20,
1996, respectively, as the same have been or may hereafter be amended, restated or otherwise modified from time to time.

          "Existing ACF Loan Agreements" shall mean those certain Loan and
Security Agreements between Aegis Consumer Finance,
Inc. and Lender, dated as
of August 11, 1994, September 28, 1994, December 22,
1994 and March 22,
1995, respectively, as the same have been or may hereafter be amended, restated or otherwise modified from time to time.

          "Existing Loan Agreements" shall mean the Existing ACF Loan
Agreements and the Existing AAF Loan Agreements.

          "Existing Loans" shall mean the "Loans"
outstanding from time to time
under the Existing Loan Agreements.

          "Financing Agreements"  shall mean all
agreements, instruments and
documents, including, without limitation, this
Agreement, the Guaranty, the Note,
the SPC Acknowledgment and all other assignments, security agreements, pledge instructions, loan agreements, notes, guarantees, certificates of title, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, notices, leases, financing statements, instruments, documents and all other written matter whether heretofore, now or hereafter executed by or on behalf of Borrower in connection with the transactions contemplated by this Agreement.

          "Funding Date" shall mean any date on which a Loan (other than the Initial
Loan) is made hereunder.

          "Governmental Authority" shall mean any
nation or government, any
federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranty" shall mean that certain Guaranty executed by Parent pursuant to which Parent guaranties all of the Obligations of Borrower to Lender under this
Agreement.

          "Indebtedness" of any Person shall mean (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services, (iv) obligations of such Person as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as a capital lease, (v) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, and (vi) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i) through
(v) above.

          "Initial Funding Date" shall mean the date on which the Initial Loan is made.

          "Initial Loan" shall mean the initial Loan made by Lender to Borrower hereunder.

          "Insured Receivable" shall mean each
Receivable loss on which is insured
under the Risk Default Policy.

          "Insurer" shall mean The Connecticut
Indemnity Company.

          "IRC" shall mean the Internal Revenue Code of 1986, as amended.

          "Lien" shall mean any security interest, charge, pledge, option or lien or other encumbrance of any nature, whether arising under contract or by operation of law.

          "Liquidation Period" shall have the meaning set forth in Section 2.1.

          "Loans" shall have the meaning set forth in
Section 2.1.

          "Maximum Rate" shall have the meaning
ascribed to such term in Section
2.4(c) hereof.

          "Note" shall mean a promissory note of
Borrower in favor of Lender
substantially in the form of Exhibit B.

          "Obligations" shall mean all of the payment and performance obligations and liabilities of Borrower to Lender under this Agreement, the Existing Loan
Agreements, the other Financing Agreements, and the other "Financing
Agreements" (as such term is defined in each Existing
Loan Agreement).

          "Parent" shall mean The Aegis Consumer
Funding Group, Inc., a Delaware
corporation formerly known as Aegis Holdings
Corporation.

          "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, provincial, county, city, municipal or otherwise, including without limitation, any instrumentality, division, agency, body or department thereof).

          "Pledged Stock" shall mean the issued and outstanding stock of the SPC.

          "Pool Balance" shall have the meaning set forth in the Pooling and
Servicing Agreement.

          "Pooling and Servicing Agreement" shall mean that certain Pooling and
Servicing Agreement dated as of June 1, 1996 among the SPC, Norwest Bank
Minnesota, National Association, as Backup Servicer, and Norwest Bank
Minnesota, National Association, as Trustee, a copy of which is attached hereto as
Exhibit C.

          "Prepayment Rate" shall have the meaning set forth in Section 2.1.

          "Purchase Agreement" shall mean the Purchase
Agreement made as of June
1, 1996 between Borrower, as seller, and the SPC as purchaser.

          "Receivables" shall have the meaning set forth in the Pooling and Servicing
Agreement.

          "Recovery Upon Default" shall have the
meaning set forth in Section 2.1.

          "Registry" shall have the meaning set forth in Section 2.1.

          "Report Date" shall mean the 20th day of each calendar month or, if such day is not a Business Day, then the next succeeding
Business Day.

          "Repossessed Receivables" shall have the meaning set forth in Section 2.1.

          "Residual Interest" shall have the meaning set forth in the Pooling and Servicing Agreement.

          "Risk Default Policy" shall have the meaning set forth in the Pooling and Servicing Agreement.

          "Secured Loan Agreement" shall mean each Existing Loan Agreement and each other loan agreement or credit agreement entered into by Borrower or any of its Affiliates with Lender from time to time which is designated in writing as a
"Secured Loan Agreement" within the meaning of this Agreement; provided, however, that the term "Secured Loan Agreement" shall not include that certain
Loan and Security Agreement dated as of November 8,
1993 by and among Aegis
Auto Finance, Inc., Aegis Capital Markets, Inc., Aegis
Acceptance Corp. and
Lender (as amended, restated or otherwise modified from time to time).

          "Secured Obligations" shall mean,
collectively, all of the "Obligations" as defined under this Agreement and under any other
Secured Loan Agreement and
including all indebtedness and other obligations owed by Borrower or any of its Affiliates to Lender under any Secured Loan Agreement.

          "Servicer" shall have the meaning set forth in the Pooling and Servicing
Agreement.

          "SPC" shall mean Aegis Auto Funding Corp., a
Delaware corporation and a
wholly-owned subsidiary of the Borrower.

          "SPC Acknowledgment" shall mean that certain
Acknowledgment executed
by the SPC as of the Initial Funding Date whereby the SPC acknowledges the terms of this Agreement and agrees to comply with certain provisions hereof pertaining to the SPC and agrees, from and after an Event of Default, to to pay directly to the Lender any and all amounts owed by the SPC to the Borrower.

          "Termination Date" shall mean the earlier of
(i) the second anniversary of
the Initial Funding Date and (ii) the date on which Lender terminates this
Agreement pursuant to Section 7.1(A).

          "Trust" shall mean the Aegis Auto Receivables
Trust 1996-2 created
pursuant to the Pooling and Servicing Agreement.

          "Trust Certificates" shall mean the Aegis
Auto Receivables Trust 1996-2
Automobile Receivable Pass-Through Certificates, Series
1996-2, issued pursuant
to the Pooling and Servicing Agreement.

          "Uninsured Receivables" shall mean all
Receivables which are not Insured
Receivables.

          "Voting Notice" shall have the meaning set forth in Section 6.1(c).

          "VSI Insurance Policy" shall have the meaning set forth in the Pooling and Servicing Agreement.

          Section 1.2  Terms Defined in Uniform
Commercial Code.  All other terms
contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided by the Uniform
Commercial Code as in
effect from time to time in the State of New York (the
"Code") to the extent the
same are used or defined therein.

          Section 1.3  Accounting Terms.  All
accounting terms not specifically
defined herein shall be construed in accordance with generally accepted accounting principles, consistently applied.

          Section 1.4  Other Terms.  Any references
herein to exhibits, sections,
articles or schedules, unless otherwise specified, are references to exhibits, sections, articles or schedules of this Agreement. The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this
Agreement. Wherever appropriate in context, terms used herein in the singular also include the plural, and vice-versa, and each masculine, feminine or neuter pronoun shall also include the other gender.

          Section 1.5 Preliminary Statement.  The
Preliminary Statement is
incorporated herein by this reference thereto.


                                ARTICLE II

                            LOANS AND INTEREST

          Section 2.1  Loans.  (a)  Subject to the
terms and conditions contained in
this Agreement, Lender will from time to time, prior to the Termination Date, extend loans ("Loans") to Borrower up to an aggregate principal amount equal to the lesser of (i) Seven Million, Five Hundred Thousand
Dollars and No Cents
($7,500,000.00); or (ii) the Borrowing Base (as defined below); provided, that if the Lender ceases trading activities, dissolves or commences distribution of a material portion of its assets, then the Lender may, from and after written notice to the Borrower, refuse to advance any further Loans to the Borrower. The
"Borrowing Base" shall be calculated on each Funding
Date and monthly on each
Report Date in the Cash Flow Valuation Report then delivered and shall equal the discounted present value of the Excess Receipts
(utilizing a discount rate equal to
twelve percent (12%)) as calculated by the Borrower in each Cash Flow Valuation
Report in a manner reasonably satisfactory to the Lender in accordance with the following parameters:

          (i)   Assume that the number of Receivables
which will become Defaulted
Receivables on an annualized basis will equal the Default Rate times the outstanding principal balance of the Receivables as of the most recent month end.
As used herein, (a) the "Default Rate" shall mean the greater of (1) the Applicable
Stress Factor times the Default Ratio as of the end of the most recent calendar month and (2) eighteen percent (18%) and (b) the "Default Ratio" shall mean, with respect to the three most recent calendar months, a fraction, (1) the numerator of which equals four times the sum of (A) the dollar amount of
Receivables which became Defaulted Receivables during such three-month period and (B) the dollar amount of "Repossessed Receivables")
(as defined below)
acquired during such three- month period, and (2) the denominator of which equals the "Average Pool Balance" of the Receivables during such three- month period. As used above, the term "Repossessed
Receivables" with respect to any
three-month period shall mean the outstanding principal amount of Receivables the underlying collateral for which has been repossessed during such period but which have not become Defaulted Receivables during such period. The Average
Pool Balance shall be computed by taking the sum of the Pool Balance as of the beginning of the three-month period referred to above plus the Pool Balance as of the end of such three-month period and dividing such number by two.

          (ii)  Assume that Receivables will be prepaid
in accordance with the most
recently calculated Prepayment Rate. As used herein, the "Prepayment Rate" shall mean the greater of (a) one and one-half times the most recently monthly prepayment rate, as calculated by utilizing the standard ABS formula (also known as the "Absolute Prepayment Model") as of the end of the most recent calendar month and (b) one hundred and twenty percent times the standard ABS benchmark rate.

          (iii)  Assume that Receivables will become or
remain past due on an
annualized basis in accordance with the most recently calculated Delinquency
Rate. The "Delinquency Rate" for Receivables which may become or remain 30,
60, and 90 days past due shall mean two times the Delinquency Ratio as of the end of the most recent calendar month. As used herein, the "Delinquency Ratio" shall mean, with respect to Receivables which may become or remain 30, 60 or 90 days past due, a fraction, the numerator of which is twelve times the amount of
Receivables which became or remained 30, 60 and/or 90 days past due during the most recent calendar month, as applicable, and the denominator of which equals the outstanding principal balance of the Receivables as of the beginning of such calendar month.

          (iv)  Assume that collections and other
recoveries with respect to Defaulted
Receivables and Repossessed Receivables, after application of all cash payments including insurance proceeds, shall equal the Recovery
Upon Default and shall
not be collected until the expiration of the Liquidation Period with respect to such Receivables. As used herein, (a) the "Recovery Upon
Default", with respect to
any Defaulted Receivable or Repossessed Receivable, shall mean the Applicable
Insured Percentage times the outstanding principal balance of such Receivable and (b) the "Liquidation Period" with respect to any Defaulted Receivables or
Repossessed Receivables, shall equal the greater of (1) one and one-half times the average number of days outstanding between the date such Receivables first became Defaulted Receivables or Repossessed
Receivables, as the case may be,
and the date such Receivables are paid, through liquidation of the underlying collateral therefor or otherwise, according to a methodology acceptable to the
Lender, and (2) 270 days.

The Borrower shall set forth in the Cash Flow Valuation
Report, delivered
monthly pursuant to Section 5.1(c), the calculation of the Borrowing Base in reasonable detail and with such supporting information as may be reasonably requested by Lender. In the event of any discrepancy between the Borrower's and the Lender's calculation of the Borrowing Base or of any component thereof, the
Lender's calculation, absent manifest error, shall control. It is expressly understood and agreed that amounts on deposit in the "Funding Account" (as such term is defined in the Pooling and Servicing Agreement) shall not be credited towards the Borrowing Base Calculation.

          (b)  The aggregate principal amount of the
Loans shall be evidenced by a
Note and shall be payable in accordance with Section
2.5.

          (c)  Borrower may prepay any portion of the
Loans in whole or in part;
provided, however, that simultaneously with such prepayment, Borrower shall pay all interest accrued and unpaid on the amount so prepaid through the date of prepayment.

          Section 2.2  Making the Loans.  (a)  No Loan
shall be in an aggregate
amount of less than $100,000, nor shall it be in an amount greater than the
Borrowing Base minus the aggregate principal amount of all Loans previously advanced and still outstanding.

          (b)  On or prior to each Funding Date, the
Borrower shall deliver a Cash
Flow Valuation Report setting forth the calculation of
the Borrowing Base as of
the last day of the preceding calendar month in
accordance with the parameters set
forth in Section 2.1 above based on the Receivables
which, as of the close of
business on such Funding Date, will have been
transferred to the Trust pursuant to
the Pooling and Servicing Agreement.  The Initial Loan
shall be in an aggregate
amount not exceeding the Borrowing Base as calculated
in such report.   Each
subsequent Loan shall be in an aggregate amount not exceeding the Borrowing
Base as calculated in such report minus the aggregate principal amount of all
Loans previously advanced and still outstanding.
Notwithstanding anything to the
contrary in this Agreement, Lender's obligations to make any subsequent Loans hereunder shall terminate on the earlier of (i) the end of the "Funding Period" (as such term is defined in the Pooling and Servicing
Agreement) and (ii) September
20, 1996.

          Section 2.3  Note.  Concurrently with the
execution hereof, Borrower shall
execute and deliver to Lender the Note to evidence the aggregate amount of all
Loans outstanding from time to time. The Note shall be dated the date hereof and shall mature on the Termination Date. Lender is hereby authorized to endorse the amount of each Loan, each repayment or prepayment of principal thereof on the schedule attached to and constituting a part of the Note, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed;
provided, that failure by Lender to make such endorsement shall not affect the obligations of Borrower hereunder or under the Note.
In lieu of endorsing such
schedule, Lender is hereby authorized, at its option, to record such Loans, repayments or prepayments in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

          Section 2.4  Interest.  (a) Borrower hereby
promises to pay to Lender
interest on the unpaid principal amount of each Loan for the period commencing on the date such Loan was made until, but not including, the date such Loan shall be paid in full. All Loans shall bear interest at a rate equal to twelve percent
(12%) per annum. Each interest payment shall be computed on the basis of a 360-day year for the actual number of days elapsed.
Interest shall be paid,
monthly in arrears on each Distribution Date, commencing on the first
Distribution Date after the Initial Loan is made, for all accrued and unpaid interest on the unpaid principal of the Loans through such date.
In addition, on any date
of any principal prepayment hereunder pursuant to Sections 2.5 and 7.1, the
Borrower shall pay accrued and unpaid interest on the amount of such prepayment to the extent such interest is not otherwise paid pursuant to the immediately preceding sentence.

          (b) After the occurrence and during the
continuance of an Event of Default,
the Loans shall bear interest at a rate equal to the rate set forth in Section 2.4(a) plus two percent (2.00%).

          (c)  Notwithstanding the foregoing, nothing
in this Agreement shall require
Borrower to pay interest at a rate exceeding the maximum rate (the "Maximum
Rate") permitted by applicable law. If the interest rate provided for hereunder on any date would exceed the Maximum Rate, then the interest rate shall be automatically reduced to the Maximum Rate and the interest rate for any subsequent period, to the extent less than the Maximum
Rate, shall be increased to
equal the Maximum Rate until such time as the interest paid hereunder equals the amount which would have been paid if the interest otherwise payable hereunder had at all times been permitted under applicable law.

          Section 2.5  Repayments; Prepayments.  (a)
The Loans shall be payable as
follows:

          (i)  Whenever the aggregate principal amount
of Loans outstanding less the
sum of any accrued and unpaid interest on the Loans exceeds the Borrowing Base, as calculated pursuant to Section 2.1 hereof, then a mandatory prepayment of principal shall be made in the amount of such excess.
Such prepayments shall be
applied to the Obligations as set forth in Section
2.5(b) and shall be accompanied
by a payment of all interest accrued and unpaid through the date of such mandatory prepayment and allocable to the amount so prepaid.

          (ii) The entire remaining outstanding
principal balance of the Loans,
together with any accrued and unpaid interest and any other Obligations hereunder, shall be due and payable on the Termination
Date.

          (iii) In addition to the foregoing, if the Lender ceases trading activities, dissolves or commences distribution of a material portion of its assets, then the Lender may demand payment of all Loans then outstanding, in which event the entire remaining outstanding principal balance of the Loans, together with any accrued and unpaid interest and any other Obligations hereunder, shall be due and payable on the ninetieth day following such written notice.

          (b)  Subject to Section 7.2(d), all payments
of any amounts due under any
provision of this Agreement or any other Financing
Agreement, shall be applied
in the following order: first to payment of interest due and owing; second to the then outstanding principal balance of the Loans; and third to the remaining balance of the Obligations. If any payment becomes due on a Saturday, Sunday or any day on which Lender is legally closed for business, such payment shall be made on the next succeeding Business Day, and, in the case of a principal payment, interest on such principal payment shall be payable for such extension of time and shall be included with such payment.

          (c) Borrower shall make each payment
hereunder and under the Note on the
day when due in lawful money of the United States of America to Lender at The
First National Bank of Chicago, Chicago, Illinois, account number 52-61333, or at such other account which Lender may hereafter designate to Borrower in writing.

          (d)  The obligation of Borrower to pay the
Loans and other Obligations
shall be a general obligation of Borrower, absolute and unconditional.


                                ARTICLE III

                           CONDITIONS TO LENDING

          Section 3.1  Conditions Precedent to the
Initial Loan.  The obligation of
Lender to make the Initial Loan is subject to the satisfaction of all of the following conditions precedent:

          (a)  Documents.  Lender shall have received,
on or before the Initial
Funding Date, this Agreement, the Note, the SPC
Acknowledgement, the
Guaranty, and all other agreements, documents, financing statements and instruments described in the List of Closing Documents attached hereto as Exhibit
D and made a part hereof, each duly executed where appropriate, dated the Initial
Funding Date where appropriate and in form and substance reasonably satisfactory to Lender.

          (b)  Governmental and Other Consents and
Approvals.  All notices to and
filings with all regulatory bodies and other Persons required to be given or made, and all consents or other approvals therefrom shall have been obtained in connection with the transactions contemplated by this Agreement and the other
Financing Agreements.

          (c)  Pooling and Servicing Agreement.  (i)
The transactions contemplated
by the Pooling and Servicing Agreement shall have been consummated, (ii) the
SPC shall have received the net cash proceeds from the sale of Trust Certificates thereunder and (iii) the Borrower and its Affiliates shall have made all prepayments owed to the Lender under that certain Loan and Security Agreement dated as of November 8, 1993 among Lender and certain of Borrower's Affiliates on account of the transactions contemplated by the Pooling and Servicing
Agreement.

          Section 3.2  Conditions Precedent to All
Loans.  The obligation of Lender
to make any Loans hereunder (including the Initial
Loan) shall be subject to the
further conditions precedent that on each such date (a) the following statements shall be true (and the request for any Loans and the acceptance by Borrower of the proceeds of such Loan, shall constitute a representation and warranty by Borrower that on the date of making of such Loan such statements are true):

          (i)  The representations and warranties
contained in Article IV are true and
correct in all respects on and as of the date of such Loan, before and after giving effect to such Loan, as though made on and as of such date;

          (ii)  No event has occurred and is
continuing, or would result from such
Loan, which constitutes a Default or an Event of Default;

          (iii)  There has been no material adverse
change in the business operations
or financial condition of Parent or Borrower since June
30, 1995;

          (iv)  No law, regulation, order, judgment or
decree of any Governmental
Authority shall enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, Lender's making of the requested Loan; and

          (v)  the aggregate outstanding amount of all
Loans hereunder (after giving
effect to the requested Loan hereunder), together with all "Loans" outstanding under Lender's other loan agreements with Borrower and Borrower's Affiliates, shall not exceed 35% of Lender's "net assets" (as such term is defined in Lender's
Articles of Association).

          (vi)  the Lender shall have received such
other approvals, opinions or
documents as Lender may reasonably request.


                                ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES

          To induce Lender to enter into this Agreement and make the Loans provided for herein, Borrower hereby makes the following representations and warranties to Lender, each of which shall survive the execution and delivery of this Agreement or any other Financing Agreement and shall be deemed remade as of the date of each Additional Loan to Borrower:

          Section 4.1  Corporate Existence.  Each of
the Borrower, the Parent and the
SPC is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has authority to conduct business and is in good standing in all other states where the nature and extent of the business transacted by it or the ownership of its assets makes such authorization necessary.

          Section 4.2  Corporate Authority; No
Conflicts.  The borrowings hereunder
and the execution, delivery and performance by the Borrower of this Agreement, the Note and the other Financing Agreements (i) are within Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate and stockholder action, (iii) do not contravene Borrower's Certificate of Incorporation or by-laws, and (iv) do not contravene nor result in a default under, nor result in the creation of a Lien (other than the Liens in favor of Lender created pursuant to the terms of this Agreement) under, any law or any contractual restriction binding on or affecting Borrower. No consent or approval of any holder of any indebtedness or obligation of Borrower, and no consent, permission, authorization, order or license of any Governmental Authority, is necessary in connection with the execution, delivery and performance of the Financing
Agreements, including,
without limitation, this Agreement and the Note, or any transaction contemplated hereby or thereby. The execution, delivery and performance by the Parent of the Guaranty (i) are within the Parent's corporate powers,
(ii) have been duly
authorized by all necessary corporate and stockholder action, (iii) do not contravene the Parent's Certificate of Incorporation or by-laws, and (iv) do not contravene nor result in a default under, nor result in the creation of a Lien under, any law or any contractual restriction binding on or affecting the Parent. The execution, delivery and performance by the SPC of the SPC Acknowledgement (i) are within the SPC's corporate powers (ii) have been duly authorized by all necessary corporate and stockholder action, (iii) do not contravene the SPC's
Certificate of Incorporation or by-laws, and (iv) do not contravene nor result in a default under, nor result in the creation of a Lien under, any law or contractual restriction binding on or affecting the SPC. This
Agreement, the Note and the
other Financing Agreements to which the Borrower is a party constitute valid, binding and legal obligations of the Borrower enforceable in accordance with their terms, the Guaranty constitutes the valid, binding and legal obligation of the Parent enforceable in accordance with its terms, and the SPC Acknowledgement constitutes the valid, binding and legal obligation of the SPC enforceable in accordance with its terms.

          Section 4.3  Financial Condition.  The
audited consolidated financial
statements of the Parent and its subsidiaries
(including the Borrower) dated as of
June 30, 1995, and all interim financial statements previously delivered to Lender are complete and correct and such financial statements have been prepared in conformity with generally accepted accounting principles and practices consistently applied and fairly present the financial condition and results of operations of the Parent and the Borrower as of the date thereof (and for the period then ended) in conformity with such accounting principles and practices
(subject, in the case of interim statements, to normal year-end adjustments). Since
June 30, 1995, there has been no material adverse change is such financial condition or results of operation for the Parent and/or the Borrower.

          Section 4.4  Litigation.  There is no
litigation, tax claim, proceeding or
dispute pending or, to the Borrower's knowledge, threatened against the Borrower, the Parent, or the SPC, or affecting their respective properties or assets, which, if determined adversely to Borrower, the Parent, or the SPC as the case may be, (a) could reasonably be expected to adversely affect (i) the execution, delivery or enforceability of this Agreement or the other Financing
Agreements, or (ii) the
ability of Borrower to perform its obligations under this Agreement or any of the other Financing Agreements, or (b) could reasonably be expected to have a material adverse effect on the financial condition of the Borrower or the SPC.

          Section 4.5  Compliance with Laws and
Regulations.  Borrower, the Parent
and the SPC are in compliance with all laws, orders, regulations and ordinances of all Governmental Authorities relating to their business operations and assets.

          Section 4.6  Title to Pledged Stock and
Excess Receipts.  (a) Attached as
Exhibit C to the Exisitng Loan Agreement dated June 20,
1995 is a true, complete
and accurate copy of the Certificate of Incorporation of the SPC, which has not been amended since June 20, 1995. Borrower is the legal and beneficial owner of
100% of the Pledged Stock free and clear of any Lien except for (i) Liens in favor of Lender created pursuant to the Secured Loan
Agreements and (ii) Liens in
favor of Greenwich Capital Financial Products, Inc.
which are subordinated to the
Liens of the Lender on terms agreed to by Lender in writing, and the SPC is the legal and beneficial holder of the Residual Interest free and clear of any Lien, and has the unencumbered right to receive the Excess
Receipts.  Such Pledged Stock
represents 100% of the issued and outstanding stock of the SPC. After giving effect to the anticipated depletion to zero of the "Funding Account" (as defined in the Pooling and Servicing Agreement), the Residual
Interest will be valued on the
books and records of the SPC at $6,644,076.97 and the Borrower's interest in the
Pledged Stock will be valued on the books and records of the Borrower at the sum of (x) the equivalent amount, plus (y) the current valuation of the "Class B
Certificates" referred to in Section 4.6 of each Existing Loan Agreement.
Borrower has the right to vote the Pledged Stock and to pledge and grant a security interest in all of the Collateral to the Lender. Except as otherwise provided in the Pooling and Servicing Agreement or in the SPC's Certificate of
Incorporation or in the Existing Loan Agreements, there are no restrictions upon any of the rights associated with, or the transfer of, any of the Collateral, which would interfere with the Lender's ability to exercise the Lender's rights and remedies hereunder. Borrower has no obligation to make capital contributions or make any other payments to the SPC with respect to its interests, the non-payment of which would in any way create a right of offset from the SPC as against distributions otherwise payable to the Borrower. The SPC (i) has conducted no business other than the transactions evidenced by and contemplated
(x) under the Purchase Agreement and the Pooling and Servicing Agreement, and
(y) the "Purchase Agreement" and "Pooling and Servicing
Agreement" (as each
such term is defined in each Existing Loan Agreement),
(ii) has no properties
other than the Residual Interest and the "Residual
Interest" (as defined in each
Existing Loan Agreement) and (iii) has no Indebtedness to any third-parties
(including Affiliates) except for any Indebtedness expressly created under the above-referenced agreements.

          (b)  Lender has a perfected, first-priority
security interest in the Collateral
constituting the Pledged Stock and any general intangibles relating thereto and no further action is required to perfect such security interest.

          Section 4.7  No Defaults.  No event has
occurred and is continuing or
would result from the making of a Loan which constitutes a Default or an Event of Default. Neither Borrower, Parent nor the SPC is in default under any loan or credit agreement or any other material agreement, lease or instrument to which they are parties or by which it or any of their properties are bound.

          Section 4.8  Taxes.  Each of Borrower and the
Parent have filed all required
federal and local tax returns and paid all material taxes due pursuant to said returns or any assessments against Borrower or Parent, as the case may be, except for those taxes being contested in good faith and for which adequate reserves have been provided on the books and records of Borrower or Parent, as the case may be.

          Section 4.9  Margin Stock.  None of the
proceeds of any Loan will be used,
directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation G and Regulation X of the Board of Governors of the Federal Reserve System.
Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any such margin stock and no part of the proceeds of the Loans will be used to purchase or carry any such margin stock of for any other purpose that violates or is inconsistent with such Regulation G or Regulation X.

          Section 4.10  Investment Company Act.
Borrower is not an "investment
company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          Section 4.11  Disclosure.  No representation
or warranty of Borrower
contained in this Agreement or any certificate or similar instrument required to be furnished to Lender by or on behalf of Borrower in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits to state a material fact (known to Borrower, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading.

          Section 4.12  Chief Executive Office.
Borrower's chief executive office and
principal place of business are located at 525
Washington Street, Jersey City, New
Jersey 07310, or, from and after the date hereof, at such other location with respect to which all necessary actions under Section
5.11 hereof have been
performed.

          Section 4.13  Pooling and Servicing
Agreement.  Attached hereto as Exhibit
C is a true, complete and accurate copy of the Pooling and Servicing Agreement.
There are no agreements written or otherwise, which would modify or otherwise affect the rights of the SPC under the Pooling and Servicing Agreement. All of the representations and warranties made by the Borrower, the SPC or any
Affiliates thereof in the aforementioned agreements are true and correct in all material respects and are hereby confirmed.


                                 ARTICLE V

                                 COVENANTS

          Borrower covenants and agrees that, so long as any Obligations remain outstanding, and (even if there shall be no Obligations outstanding) so long as this
Agreement remains in effect:

          Section 5.1  Reports/Financial Information.
Borrower shall deliver to
Lender:

          (a) As soon as practicable, and in any event within forty-five (45) days after the end of each calendar month, the consolidated balance sheet and income statement of Parent and its subsidiaries as at the end of such month, which for each month coinciding with the end of a calendar quarter shall set forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer, chief accounting officer or chief executive officer of Borrower, subject to changes resulting from audit and normal year-end adjustments;

          (b) As soon as practicable, and in any event within one-hundred-twenty
(120) days after the end of each fiscal year of Parent, the consolidated balance sheet and income statement of Parent and its subsidiaries as at the end of such year, certified by independent certified public accountants of recognized national standing whose certification shall be without qualification as to the scope of audit, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Parent and Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default under Sections 5.1(a), (b), (f), 5.2(a), 5.6(a), 5.10 or 5.12 hereof which has
occurred or is continuing or, if in the opinion of such accounting firm such a
Default or Event of Default under the above-referenced
Sections has occurred and
is continuing, a statement as to the nature thereof;

          (c)  On or before the Report Date of each
calendar month, a schedule of
activity for the preceding calendar month, which sets forth (i) the aggregate outstanding principal amount of Receivables and of the Trust Certificates, (ii) a
Cash Flow Valuation Report in the form attached hereto as Exhibit A, setting forth, among other things, the calculation of the Borrowing Base with supporting information in reasonable detail, (iii) copies of the monthly reports distributed to holders of the Trust Certificates pursuant to Section
5.09 of the Pooling and
Servicing Agreement or any successor provisions and
(iv) any other pertinent
information reasonably requested by Lender.

          (d)  Promptly upon receipt thereof, copies of
(i) any financial reports or
other information required to be delivered by Borrower or the SPC or any other affiliate thereof pursuant to the terms of the Pooling and Servicing Agreement and
(ii) any written reports, certifications or other material notices given to the
Borrower, the SPC or any affiliate thereof by the Trustee, Servicer or Backup
Servicer.

          (e)  Promptly, such other financial or
portfolio information related to this
Agreement or the Financing Agreements that Lender may reasonably request from time to time.

          (f) As soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter of Borrower, a list of all agreements entered into by
Borrower pursuant to which Borrower may (i) incur any Indebtedness to any
Person in excess of $100,000 or (ii) become the obligee with respect to any loan, advance or other Indebtedness of any Affiliate; such notice shall include the name and date of the agreement, the name of the counterparty, the maximum amount of
Indebtedness thereunder, and a description of any security thereunder for such
Indebtedness; provided, however, that after the occurrence and during the continuance of an Event of Default, the Borrower shall notify Lender immediately upon entering into any agreement described in this
Section 5.1(f).

          Section 5.2  Notices. Borrower shall give
prompt written notice to Lender
of:

          (a)  Any litigation, including, without
limitation, adversary proceedings or
contested matters brought by Parent, Borrower or by any other Person against
Parent or Borrower (or any material change in such litigation), where the amount in controversy is $100,000 or more and all litigation when the aggregate amounts in controversy equal or exceed $500,000, or any other litigation or proceeding which Borrower deems material or which could materially and adversely affect the operations, financial condition or prospects of Parent and/or Borrower, and, if requested by Lender, deliver to Lender copies of all pleadings with respect to any such matters served on or filed by Parent or Borrower;

          (b)  Any Event of Default or Default and
Borrower's proposed cure therefor;
any such notice shall refer to this Agreement, describe such Event of Default or
Default and state that such notice is a "Notice of Default"; and

          Section 5.3  Corporate Existence.  Borrower
shall maintain and preserve its
corporate existence and all rights, privileges and franchises now enjoyed, and conduct its business in accordance with the terms of, and otherwise comply with, its formation documents. Borrower shall cause the SPC to maintain and preserve its corporate existence and all rights, privileges and franchises now enjoyed by it.

          Section 5.4  Compliance with Law.  Borrower
shall, and shall cause the
SPC to, comply in all material respects with all applicable laws, rules, regulations and orders.

          Section 5.5  Compliance with Financing
Agreements.  Borrower shall
comply promptly with any and all covenants and provisions of this Agreement, the Note and the other Financing Agreements, and shall cause the SPC and its other Affiliates to comply promptly with any and all covenants and provisions to be performed by such parties under the Pooling and Servicing Agreement.

          Section 5.6  Books and Records; Right of
Inspection.  (a)  Borrower shall,
and shall cause the SPC to, maintain adequate books, accounts and records, and prepare all financial statements required hereunder in accordance with generally accepted accounting principles and, once per calendar year after reasonable notice, and at any time after the occurrence and during the continuance of an Event of
Default, permit employees or agents of Lender at any reasonable time to inspect the properties of Borrower and the SPC and to examine or audit each of their books, accounts and records and make copies and memo-randa thereof.

          (b)  Borrower shall maintain all records
necessary for compliance with the
exception to withholding for portfolio interest under
Section 871(h) of the Internal
Revenue Code.

          Section 5.7  Further Assurances.  (a)
Borrower shall furnish to Lender such
periodic, special, or other reports and information as reasonably requested by
Lender.

          (b)  From time to time, at its own expense,
Borrower will take whatever
action is reasonably requested by Lender or its legal counsel to preserve, protect or perfect the security interest in the Collateral granted pursuant to Article VI, including, without limitation, executing UCC financing statements, endorsing notes, executing additional security documents or delivering possession of
Collateral, and shall perform such acts as Lender shall reasonably deem necessary or appropriate to effectuate the purposes of this Agreement. Borrower will appear in and defend at its own expense any action or proceeding which may affect
Borrower's title to the Collateral, the security interest granted hereunder or the
SPC's title to the Excess Receipts and the Residual
Interest.

          Section 5.8  Maintenance of Insurance.  (a)
Borrower shall maintain and
keep in force in adequate amounts insurance with responsible and reputable companies or implement and maintain a reasonable program of self-insurance, and accept no self-insurance risks which are substantially greater than those historically carried by Borrower.

          (b)  Borrower shall cause to be paid all
annual insurance premiums with
respect to the Risk Default Policy and the VSI
Insurance Policy and shall take all
other actions necessary or possible to be taken on its
part in order to maintain the
effectiveness of each such policy and the liability of the Insurer with respect thereto.

          Section 5.9  Pooling and Servicing Agreement.
Without the prior written
consent of Lender, Borrower shall not, and shall not permit any of its affiliates to
(i) amend, modify, restate, supplement, cancel or terminate the Pooling and
Servicing Agreement, (ii) waive any of its rights under any provision thereof, (iii) consent to any deviation from the terms thereof or (iv) otherwise grant any consents provided for thereunder, or default in its obligations thereunder.

          Section 5.10  Merger; Consolidation, Etc.
Borrower shall not, and shall not
permit the SPC to, liquidate, dissolve, merge into or consolidate with another entity; or sell, lease or otherwise dispose of all or a substantial portion of its business or assets, except for sales of loans not constituting Receivables in the ordinary course of its business. Borrower shall not permit the SPC to engage in any business other than the holding of the Residual
Interest and the "Residual
Interest" (as defined in each Existing Loan Agreement), nor to acquire any other assets nor incur any Indebtedness not expressly permitted under Section 4.6 hereof except that the SPC shall be permitted to hold residual interests which are substantially similar in nature to the Residual
Interest and to incur any
Indebtedness under any other pooling and servicing agreement which is substantially similar in nature to the Pooling and Servicing Agreement and to which the Lender has consented.

          Section 5.11  Change of Principal Office.
Borrower shall not (a) change the
location of its chief executive office and principal place of business from Newport
Tower, 525 Washington Street, Jersey City, New Jersey
07310 or (b) change its
name, identity or corporate structure to such an extent that any financing statement filed in connection with this Agreement would become seriously misleading, unless Borrower shall have given Lender at least 30 days prior written notice thereof and prior to effecting any such change, taken such steps as Lender may deem necessary or desirable to continue the perfection and priority of the
Liens in favor of Lender granted in connection herewith.

          Section 5.12  Net Worth.  The sum of the
Parent's consolidated total assets
minus the Parent's consolidated total liabilities (each determined in conformity with generally accepted accounting principles, consistently applied and without duplication) shall not be less than $15,000,000 as of the Initial Funding Date, and the greater of such amount or ten percent (10%) of Parent's consolidated assets
(without duplication) on any subsequent date; provided, however that for purposes of this Section, the Collateral shall constitute an asset of Borrower and any assets which have been sold by any Person in a non-recourse sale to an unaffiliated third party in a securitization transaction shall not constitute assets of any such Person.

          Section 5.13   Limited Business of SPC.  The
Borrower will take all actions
which may be required on its part to ensure that the SPC engages in no business and incurs no Indebtedness or other liabilities other than that permitted under
Section 4.6 and Section 5.10 above or and issues no capital stock or other equity interest in favor of any Person other than the Borrower.


                                ARTICLE VI

                                COLLATERAL

          Section 6.1  Security Interest.  (a) To
secure the prompt and complete
payment, observance and performance of all of the Secured Obligations, Borrower hereby (1) reaffirms the grant of a security interest in the Collateral made under the Existing Loan Agreements and (2) pledges and grants to Lender a security interest in and assignment of all of Borrower's rights, title and interest in and to the following property and interests in property, whether now owned or existing or hereafter arising or acquired and wheresoever located and whether the same comprise accounts, instruments, securities, chattel paper or general intangibles
(the "Collateral"):

          (i) all of Borrower's rights in the Pledged
Stock, and all of Borrower's
rights, as a shareholder of the SPC, in and to the property (and interests in property) that is owned by the SPC;

          (ii) all warrants, options and other rights to acquire stock in the SPC and all of Borrower's rights, if any, to participate in the management of the SPC;

          (iii) all rights, privileges, authority and powers of Borrower as owner or holder of its equity interest in the SPC, including, but not limited to, all general intangibles and contract rights related thereto;

          (iv) all documents and certificates
representing or evidencing Borrower's
equity interest in the SPC;

          (v) all of Borrower's interest in and to the profits and losses of the SPC and Borrower's right as a shareholder of the SPC to receive dividends on account of the SPC's capital stock or to receive distributions of the SPC's assets, upon complete or partial liquidation or otherwise;

          (vi) all of Borrower's right, title and
interest to receive payments of
principal and interest on any loans and/or other extensions of credit made by
Borrower or its Affiliates to the SPC, all other accounts and other rights to payment which may be owing by the SPC to Borrower, and any all instruments creating or evidencing such rights;

          (vii) all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, Borrower's interest in the SPC; and

          (viii) any other right, title, interest, privilege, authority and power of
Borrower in or relating to the SPC, all whether now existing or hereafter arising, and whether arising at law or in equity and any and all proceeds of any of the foregoing and all books and records of Borrower pertaining to any of the foregoing.

          (b) Pursuant to the Existing Loan Agreement dated June 20, 1995,
Borrower has delivered to Lender all stock certificates evidencing the Collateral.
If Borrower acquires (by dividend, purchase, additional contribution, reclassification or otherwise): (a) any additional stock, shares, units, options or warrants of stock in the SPC (whether or not certificated or otherwise evidenced in writing); (b) any subscriptions, warrants or any other rights or options issued in connection with any of the Collateral; or (c) any options, warrants or convertible securities in connection with the Collateral; (all of the foregoing being collectively referred to as the "Additional
Interests"), then all such Additional
Interests shall be promptly delivered to and held by the Lender (if the same are certificated) under the terms of this Agreement, accompanied by duly executed stock powers, instruments of transfer or assignments in blank, as applicable, all in form and substance satisfactory to the Lender, and the same shall constitute
Collateral hereunder.

          (c)  Notwithstanding the foregoing, prior to
the delivery of a Voting Notice
(as defined below in this paragraph (c)), Borrower shall be entitled to exercise any and all voting rights pertaining to the Collateral (or any portion thereof), except as otherwise provided in Section 5.9 above. As used herein, the term "Voting
Notice" means a written notice from the Lender to each of the Borrower and the
SPC providing that the Lender may exercise all of the voting rights and powers described in subparagraph (a) of Section 6 hereof.
Borrower hereby
acknowledges and agrees that upon the receipt of a Voting Notice, the Lender shall be entitled to exercise all of said voting rights and powers and all of the Borrower's voting rights and powers shall immediately cease. Except as otherwise expressly provided herein, under no circumstances shall the Lender have, or be deemed to have or have had, any right to exercise, or to direct
Borrower to exercise, any voting, managerial, election or other rights of an owner of the Pledged Stock.

          (d) All distributions by the SPC, all
Additional Interests and other payments
that are made, paid, issued, distributed or delivered by the SPC to Borrower in cash or otherwise shall be received in trust for the benefit of the Lender and shall be delivered to the Lender for application (i) to the extent such payments are attributable or allocable to Excess Receipts or other amount distributable in respect of the Residual Interest, in accordance with the terms of this Agreement;
(ii) to the extent such payments are attributable or allocable to "Excess Receipts" or other amounts distributable in respect of the "Class
B Certificate" as each such
term is defined in any Existing Loan Agreement, in accordance with the terms of such Existing Loan Agreement; and (iii) to the extent such payments are attributable or allocable to similar amounts received in respect of any residual interest received under any similar transaction and in respect of which Lender has given value under any subsequent loan agreement with Borrower, in accordance with the terms of such other loan agreement.

          Section 6.2  Perfection of the Security
Interest.  (a) Borrower agrees (i)
promptly to deliver to the Lender or its designee, all certificates, instruments and other documents evidencing any portion of the Collateral, which may at any time come into the possession of the Borrower and in which a security interest may be perfected, (ii) to execute and deliver such notices of the Lender's security interest in the Collateral (which notice shall be satisfactory in form and substance to the Lender and which may request acknowledgment from the addressee) to any third party designated by the Lender, (iii) to execute and deliver to the Lender such financing statements as the Lender may request with respect to the Collateral, (iv) to cause the SPC to indicate in its records the security interests granted hereby, in a manner satisfactory to the Lender, and (v) to take such other steps as the Lender may from time to time request in order to perfect the Lender's security interest in the Collateral under applicable law. Borrower agrees that this Agreement or a photocopy of this Agreement shall be sufficient as a financing statement to the extent permitted by applicable law.

          Section 6.3  Power of Attorney.  Subject to
the terms and provisions of this
Agreement, at any time, without notice and at the expense of Borrower, Lender may, and Borrower hereby appoints Lender its true attorney-in-fact (such agency being coupled with an interest) for such purposes.

          (a)  Upon the occurrence of an Event of
Default, perform any obligation of
Borrower hereunder in Bor-  rower's name or otherwise;

          (b)  Upon the occurrence of any Event of
Default, notify any Person
obligated on any Collateral of the rights of Lender hereunder;

          (c)  Upon the occurrence of any Event of
Default, enter into any extension,
settlement or compromise agreement relating to or affecting the Collateral and, in connection therewith, to sell, transfer or dispose of any of the Collateral, and take such action as Lender may deem proper, and apply any money or property received in exchange for any of such Collateral to any of the Secured Obligations;

          (d)  Upon the occurrence of any Event of
Default, endorse, deliver evidence
of title, enforce and collect by legal action or otherwise any of the Collateral;

          (e)  Upon the occurrence of any Event of
Default, receive payment or
performance in connection with any insurance claims, claims for breach of warranty or any other claims concerning any of the Collateral; and

          (f)  Upon the occurrence of any Event of
Default, protect, defend and
preserve the Collateral including, without limitation, filing or prosecution of any third party claim or other legal action or proceeding which Lender deems necessary to protect any of the rights, interests or priorities of Lender with respect to any of the Collateral.

                                ARTICLE VII

                             DEFAULT; REMEDIES

          Section 7.1  Events of Default.  Upon the
occurrence of any of the
following events (each an "Event of Default"):

          (a)  Borrower fails to make any payment of
principal of or interest on the
Note, or payment of any other Obligation due hereunder, under the Note or under any other Financing Agreement on or before the date such payment is due;

          (b) Any breach by Borrower in the due
observance or performance of any
covenant set forth in Sections 5.1 to 5.3 or 5.5 to 5.12, and such breach continues unremedied for five (5) Business Days after any officer of Borrower obtains knowledge thereof;

          (c)  Any breach by Borrower of any covenant,
other than those covenants
enumerated in Section 7.1 (a) or (b) of this Agreement, which remains unremedied for thirty (30) days after the date such breach occurs;

          (d)  Any representation or warranty made by
Borrower under this
Agreement or by Borrower or Parent under any other
Financing Agreement or in
any certificate, report, financial statement or other agreement, instrument or document furnished in connection with this Agreement or any other Financing
Agreement shall prove to have been false or misleading in any material respect when made;

          (e)  Default in, or breach of, any provision
of the SPC Acknowledgment by
the SPC or by Borrower;

          (f) Any representation or warranty made by Borrower, the SPC or any
Affiliates in the Purchase Agreement or in the Pooling and Servicing Agreement or in any certificate or report a copy of which is delivered to Lender pursuant to this Agreement shall prove to have been false or misleading in any material respect when made;

          (g) The occurrence of a default, breach or failure of condition by Borrower, any guarantor of the Obligations or Parent under any other Financing Agreement which (unless such default otherwise constitutes an Event of Default pursuant to the other provisions of this Section 7.1) is not remedied within the applicable cure period contained therein, if any;

          (h)  Any default by Borrower, any guarantor
of the Obligations, the SPC or
Parent after any applicable notice and cure period, shall occur under any
Indebtedness with respect to which Borrower or Parent, as applicable, is a party as borrower or guarantor, provided, that any such default by Parent described in this subsection 7.01(h) shall not constitute an Event of Default unless the aggregate
Indebtedness owed under such agreement is greater than or equal to $100,000;

          (i)  Borrower, the SPC, any guarantor of the
Obligations or Parent shall
generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors;

          (j)  Borrower, the SPC, any guarantor of the
Obligations, or Parent, shall (i)
apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of it, or of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy, (iii) file a petition or answer seeking reorganization or an arrangement with creditors, or to take advantage of any applicable liquidation, conservatorship bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws affecting the rights of creditors generally, (iv) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (v) take corporate action for the purpose of effecting any of the foregoing;

          (k)  An involuntary petition or complaint
shall be filed against Borrower,
the SPC, any guarantor of the Obligations, or Parent, seeking bankruptcy or reorganization of such Person or the appointment of a receiver, custodian, trustee, intervenor or liquidator of such Person, or all or substantially all of its assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of such Person or appointing a receiver, custodian, trustee, intervenor or liquidator of such Person, or of all or substantially all of its assets;

          (l)  Any final judgment or order for the
payment of money in excess of
$100,000 shall be rendered against Borrower, the SPC or the Parent, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) the same remains undischarged or unpaid for a period of sixty (60) days, during which period the execution of such judgment is not effectively stayed;

          (m) (i) Any of the Financing Agreements, or any Lien or priority claim granted thereunder shall terminate, cease to be effective or cease to be the legal, valid, binding and enforceable obligation of Borrower, the SPC, Parent or any guarantor of the Obligations; (ii) Borrower or any of its Affiliates, shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability (it being understood that Borrower may, in good faith, question the accuracy of any mathematical calculation of an amount owed hereunder); or (iii) any Lien or priority claim securing the Secured
Obligations shall cease to be
effective and to be of first priority;

          (n)  Any Person shall levy on, seize or
attach all or any material portion of
the assets of Borrower, the SPC or Parent and within thirty (30) days thereafter such person shall not have dissolved such levy or attachment, as the case may be, and, if applicable, regained possession of such seized assets;

          (o)  the occurrence of a Change in Control;

          (p)  either the Risk Default Policy or the
VSI Insurance Policy shall cease to
be in full force and effect;

          (r)  an "Event of Backup Servicing Default"
shall have occurred and been
continuing under the Pooling and Servicing Agreement;
or

          (s)  this Agreement, the Note or any other
Financing Agreement shall for
any reason cease to be in full force and effect, or be declared null and void or unenforceable in whole or in part as the result of any action initiated by any
Person other than Lender;

then, and in every such event and at any time thereafter during the continuance of such event, Lender may, at the same or different times, take one or more of the following actions:

          (A)  By notice to Borrower (which may be
telephonic notice confirmed in
writing) declare Lender's obligation to make any future
Loans hereunder
terminated and/or declare the occurrence of the Termination Date, whereupon, in each case, such obligations shall be terminated and/or the Termination Date shall have occurred; and

          (B)  By notice to Borrower, declare the
unpaid principal amount and
interest of the Loans and all other amounts payable by Borrower hereunder to be forthwith due and payable, whereupon such amounts shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Financing
Agreements to the contrary
notwithstanding.

          Notwithstanding the foregoing, upon the
occurrence of an Event of Default
described in paragraph (j) or (k) of this Section 7.1, with respect to the Parent, the SPC or Borrower the actions described in paragraphs (A) and (B) above shall occur automatically without the requirement of giving of any notice to Borrower.

          Section 7.2  Remedies.  (a) Lender shall have
all rights and remedies
provided to Lender at law, in equity, under the Financing Agreements and under the Uniform Commercial Code as in effect in the State of New York (the "Code"), all of which rights and remedies shall be cumulative, and, in addition, upon the occurrence of any Event of Default, Lender may exercise any one or more of the following rights and remedies:

          (i)  Exercise all the rights and remedies
avail-  able to secured parties under
the provisions of the Code.

          (ii)  Institute legal proceedings to
foreclose upon and against the Lien
granted by the Financing Agreements to recover judgment for the Obligations and to collect the same out of any of the Collateral or the proceeds of any sale thereof.

          (iii)  Without being responsible for loss or
damage to such Collateral
beyond the responsibility to use reasonable care with respect to the Collateral, require delivery to Lender of any Collateral then being held by Borrower, sell and dispose of, or cause to be sold and disposed of, all or any part of the Collateral at one or more public or private sales, or other dispositions, at such places and times and on such terms and conditions and in such order as Lender may deem fit, without any previous demand or advertisement but with reasonable notification to
Borrower of any such sale or other disposal.
Reasonable notification pursuant to
this Section 7.2(a)(iii) shall be deemed to be written or telephonic notice at least ten (10) days prior to such public or private sale.

          (b) Any notice of sale or other disposition, adver- tisement and other notice or demand, any right or equity of redemption and any obligation of a prospective purchaser to inquire as to the power and authority of Lender to sell or otherwise dispose of the Collateral or as to the application of the proceeds of sale or otherwise, which would otherwise be required by, or available to Borrower under, applicable law are hereby expressly waived by Borrower to the fullest extent permitted by such law.

          (c)  All moneys received or collected by
Lender pursuant to this Agreement
from and after an Event of Default shall be applied, at Lender's discretion, first to the payment of all costs incurred in the collection of such moneys (including reasonable attorneys' fees and legal expenses). All remaining amounts shall be applied pursuant to Section 2.5(b). The balance, if any, of such moneys remaining after payment in full of the Secured
Obligations shall be remitted to
Borrower or as otherwise directed by a court of competent jurisdiction.

          (d)  In view of the fact that federal and
state securities laws may impose
certain restrictions on the method by which a sale of the Collateral may be effected, the Borrower agrees that, upon the occurrence and during the continuance of an Event of Default and without notice except as otherwise specified hereinabove, the Lender may attempt to sell all or any part of the Collateral by means of a private placement, restricting the bidders and prospective purchasers to those who are qualified and who will represent and agree that they are purchasing in accordance with an exemption from registration under the federal or state securities laws. In so doing, the Lender may solicit offers to buy the Collateral, or any part of it, for cash, from a limited number of institutional investors deemed by the Lender in its reasonable judgment to be financially responsible parties who might be interested in purchasing such Collateral and, if the Lender solicits such offers from not less than four
(4) such investors, the
acceptance by the Lender of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Collateral.

                               ARTICLE VIII

                               MISCELLANEOUS

          Section 8.1  Amendments, etc.  No amendment
or waiver of any provision
of this Agreement or the Note, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by
Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          Section 8.2  Notices.  All notices and other
communications provided for
hereunder shall be in writing (including telegraphic or facsimile transmission) and mailed by registered mail, return receipt requested, or telexed, telecopied or hand delivered, (a) as to Lender:

          III Finance Ltd.
          c/o International Fund Administration, Ltd.
          48 Par-La-Ville Road, Suite 464
          Hamilton, HM11 Bermuda
          Telecopy: (441) 295-9637
          Confirmation: (441) 295-4718
          Attention: Rebecca Lewis

with a copy to:

          III Offshore Advisors
          250 South Australian Avenue, Suite 600
          West Palm Beach, Florida  33401
          Telecopy: (407) 655-6871
          Confirmation: (407) 655-5885
          Attention: Walter Lesbirel

(b) as to Borrower:

          Aegis Auto Finance, Inc.
          525 Washington Street, 29th Floor
          Jersey City, New Jersey, 07310
          Telecopy: (201) 418-7370
          Confirmation: (201) 418-7379
          Attention: Joseph Battiato

or (c) at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall be effective and deemed delivered only when received by the party to which it is sent; provided, however, that a telecopy transmission shall be deemed to be received when transmitted so long as the transmitting machine has provided an electronic confirmation of such transmission.

          Section 8.3  Survival of Representations and
Warranties.  All
representations and warranties made herein shall survive the execution, delivery and acceptance of this Agreement, the Note and the other Financing Agreements.

          Section 8.4  No Waiver; Remedies.  No failure
on the part of Lender to
exercise, and no delay in exercising any right hereunder or under the Note or any other Financing Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under the Note preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 8.5 Costs and Expenses. Except as otherwise provided in the immediately subsequent sentence, each party hereto agrees to pay its own costs and expenses (including attorneys' and paralegals' fees and expenses) in connection with the execution and delivery of this Agreement, the Note and the other Financing Agreements. Borrower agrees to pay (a) all costs and expenses incurred by Lender in maintaining, preserving or insuring any Collateral and (b) all costs and expenses of Lender (including reasonable attorneys' and paralegals' fees and expenses) in connection with the enforcement of this Agreement, the
Note, the other Financing Agreements and/or the Lien on any of the Collateral.
All of the costs, fees and expenses enumerated in the immediately preceding sentence shall constitute Obligations.

          Section 8.6  Relationship; Indemnity.  (a)
The rela-  tionship of Borrower
to the Lender under the Financing Agreements is, and shall at all times remain, solely that of borrower and lender; other than as set forth in Section 7.2(a)(iii),
Lender does not undertake or assume any responsibility or duty to Borrower or to any third party with respect to the Collateral.

          (b)  Borrower hereby indemnifies and agrees
to hold harmless Lender and
its officers, directors, employees, attorneys and agents (collectively, the
"Indemnified Parties") from any and all losses, damages
(whether general,
punitive or otherwise), liabilities, claims, causes of action and other costs and expenses, including reasonable attorneys' fees, which any Indemnified Party may suffer or incur by or as a result of claims by third parties in any manner relating to or arising out of this Agreement or the other Financing
Agreements, or any act,
event or transaction related thereto, the making of Loans, the use or intended use of the proceeds of the Loans, or any of the other transactions contemplated by the
Financing Agreements.

          (c)  Promptly after any Indemnified Party is
served with process in
connection with the commencement of any action, such Indemnified Party shall, if a claim against Borrower in respect thereof is to be made pursuant to this indemnification, notify Borrower of the commencement thereof. Borrower shall pay any Obligations arising under this indemnity to such Indemnified Party immediately upon demand. The duty of Borrower to indemnify Lender shall survive the release and cancellation of this Agreement or any of the other
Financing Agreements.

          Section 8.7  Successors and Assigns;
Assignment.  This Agreement shall be
binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender.
Lender, at its sole option, shall have the right to assign this Agreement, the Note and any of its rights and interest hereunder and thereunder.

          Section 8.8    Registered Obligations.  The
Loans (including the Note
evidencing the Loans) are registered obligations and the right, title and interest of Lender and its assigns (and of a Person who takes a participation in a Loan directly from Lender) in and to such Loan shall be transferrable only upon notation of such transfer in a registry (the
"Registry") maintained to record the
interest of Lender and its assigns (and such direct participants). A Note shall only evidence Lender's, or its assigns', right, title and interest in and to the related
Loans, and in no event is any such Note to be considered a bearer instrument or obligation. This Section 8.8 shall be construed so that the Loans are at all times maintained in "registered form" within the meaning of
Section 163(f), 871(h)(2)
and 881(c)(2) of the IRC and any related regulations
(or any successor provisions
of the IRC or such regulations). Borrower shall maintain the Registry in which
Borrower will register the Loans. No transfer by Lender or any of its assigns of (or direct participant with respect to) any of the Loans shall be permitted or effective unless and until recorded on the Registry.
Any such transfer shall be
made only by written application by the transferring
Lender, its assigns, or
participants to Borrower stating the name of the proposed transferee. Borrower agrees that within five (5) Business Days after its receipt of such written notice,
Borrower shall, at its own expense, record such transfer on the Registry and shall, if requested by Lender or the transferee, execute new
Notes to the order of Lender
and/or the transferee, as applicable, in exchange for the surrendered Note or
Notes. Such new Note or Notes shall be in an aggregate principal amount equal to the unpaid aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of the assignment and shall otherwise be in substantially the form of Exhibit B.

          Section 8.9    Binding Effect; Governing Law.
This Agreement constitutes
the complete and final expression of the parties' agreement with respect to the matters set forth herein and supersedes all oral negotiations and prior writings in respect of such matters. This Agreement and the Note shall be governed by, and construed in accordance with, the laws and decisions of the State of New York.
Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this
Agreement.

          Section 8.10   WAIVER OF TRIAL BY JURY;
SUBMISSION TO
JURISDICTION.  BORROWER AND LENDER EACH HEREBY AGREE TO
WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND,
ACTION OR CAUSE OF ACTION ARISING UNDER OR IN
CONNECTION
WITH THIS AGREEMENT OR ANY FINANCING AGREEMENT,
WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.
BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY
LOCAL OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW
YORK AND WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE
BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE
CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT; NOTHING IN
THIS SECTION 8.10 SHALL AFFECT LENDER'S RIGHT TO BRING
ANY
ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY
IN
THE COURTS OF ANY OTHER JURISDICTION.

          Section 8.11   Term.  This Agreement shall
become effective when
executed and delivered by the parties hereto and shall expire upon that date occurring on or after the Termination Date when Lender has received indefeasible payment in full in cash of the Obligations.
Notwithstanding the foregoing,
Borrower's agreement to indemnify Lender under Section
8.6 shall survive the
termination of this Agreement.

          Section 8.12   Headings.  Article and Section
headings in this Agreement
are included for convenience of reference only and shall not affect any construction or interpretation of this Agreement.

          Section 8.13  Counterparts.  This Agreement
may be executed by the parties
hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

          Section 8.14  Reference to and Effect Upon
Existing Loan Agreements.
The parties hereto agree that, to the extent the transactions evidenced hereby would not be permitted under the terms of the Existing
Loan Agreements, the
terms of the Existing Loan Agreements shall be waived to the extent, and solely to the extent, necessary to permit such transactions.

                  [Rest of Page Intentionally Left
Blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                              III FINANCE LTD.


By______________________________
       Name:
                                Title:


                              AEGIS AUTO FINANCE, INC.


By______________________________
                                Name:
                                Title:

          The undersigned, Aegis Consumer Finance,
Inc., a Delaware corporation,
hereby acknowledges the foregoing Loan and Security
Agreement (the "New
AAF Loan Agreement") between Aegis Auto Finance, Inc.
and III Finance, Ltd.
and hereby agrees that: (i) such New AAF Loan Agreement shall constitute a
"Secured Loan Agreement" within the meaning of the "Existing ACF Loan
Agreements" (as such term is defined in the New AAF
Loan Agreement) and (ii)
the "Obligations" under the New AAF Loan Agreement shall be secured by all of the "Collateral" in which a security interest has been granted by the undersigned under the Existing ACF Loan Agreements.

                                   AEGIS CONSUMER
FINANCE, INC.

                                   By:
_______________________

Title:_____________________






    EXECUTION COPY





















                        LOAN AND SECURITY AGREEMENT

                         Dated as of June 25, 1996


                                  BETWEEN


                         AEGIS AUTO FINANCE, INC.
                                as Borrower


                                    AND


                             III FINANCE LTD.
                                 as Lender











                             TABLE OF CONTENTS

              PAGE

                                 ARTICLE I  DEFINITIONS
     Section 1.1  General Terms. . . . . . . . . . . .
 . . . . . . . . . .1
     Section 1.2  Terms Defined in Uniform Commercial
Code.. . . . . . . .7
     Section 1.3  Accounting Terms.. . . . . . . . . .
 . . . . . . . . . .7
     Section 1.4  Other Terms. . . . . . . . . . . . .
 . . . . . . . . . .7
     Section 1.5  Preliminary Statement. . . . . . . .
 . . . . . . . . . .8


                                ARTICLE II  LOANS AND
INTEREST
     Section 2.1  Loans. . . . . . . . . . . . . . . .
 . . . . . . . . . .8
     Section 2.2  Making the Loans.. . . . . . . . . .
 . . . . . . . . . 10
     Section 2.3  Note.. . . . . . . . . . . . . . . .
 . . . . . . . . . 10
     Section 2.4  Interest.. . . . . . . . . . . . . .
 . . . . . . . . . 11
     Section 2.5  Repayments; Prepayments. . . . . . .
 . . . . . . . . . 11


                                ARTICLE III  CONDITIONS
TO LENDING
     Section 3.1  Conditions Precedent to the Initial
Loan.. . . . . . . 12
     Section 3.2  Conditions Precedent to All Loans. .
 . . . . . . . . . 13


                                ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     Section 4.1  Corporate Existence. . . . . . . . .
 . . . . . . . . . 14
     Section 4.2  Corporate Authority; No Conflicts. .
 . . . . . . . . . 14
     Section 4.3  Financial Condition. . . . . . . . .
 . . . . . . . . . 15
     Section 4.4  Litigation.. . . . . . . . . . . . .
 . . . . . . . . . 15
     Section 4.5  Compliance with Laws and
Regulations.15. . . . . . . . .
     Section 4.6  Title to Pledged Stock and Excess
Receipts.. . . . . . 15
     Section 4.7  No Defaults. . . . . . . . . . . . .
 . . . . . . . . . 16
     Section 4.8  Taxes. . . . . . . . . . . . . . . .
 . . . . . . . . . 17
     Section 4.9  Margin Stock.. . . . . . . . . . . .
 . . . . . . . . . 17
     Section 4.10 Investment Company Act.. . . . . . .
 . . . . . . . . . 17
     Section 4.11 Disclosure.. . . . . . . . . . . . .
 . . . . . . . . . 17
     Section 4.12 Chief Executive Office . . . . . . .
 . . . . . 17
     Section 4.13 Pooling and Servicing Agreement. . .
 . . . . . . . . . 17

                                 ARTICLE V

                                 COVENANTS

     Section 5.1  Reports/Financial Information. . . .
 . . . . . . . . . 18
     Section 5.2  Notices. . . . . . . . . . . . . . .
 . . . . . . . . . 19
     Section 5.3  Corporate Existence. . . . . . . . .
 . . . . . . . . . 19
     Section 5.4  Compliance with Law. . . . . . . . .
 . . . . . . . . . 20
     Section 5.5  Compliance with Financing Agreements.
 . . . 20 . . . . .
     Section 5.6  Books and Records; Right of
Inspection.. . . . . . . . 20
     Section 5.7  Further Assurances.. . . . . . . . .
 . . . . . . . . . 20
     Section 5.8  Maintenance of Insurance.. . . . . .
 . . . . . . . . . 20
     Section 5.9  Pooling and Servicing Agreement. . .
 . . . . . . . . . 21
     Section 5.10 Merger; Consolidation, Etc.. . . . .
 . . . . . . . . . 21
     Section 5.11 Change of Principal Office.. . . . .
 . . . . . . . . . 21
     Section 5.12 Net Worth. . . . . . . . . . . . . .
 . . . . . . . . . 21
     Section 5.13 Limited Business of SPC. . . . . . .
 . . . . . . . . . 22


                                ARTICLE VI  COLLATERAL

     Section 6.1  Security Interest. . . . . . . . . .
 . . . . . . . . . 22
     Section 6.2  Perfection of the Security Interest.
 . . . . . . . . . 24
     Section 6.3  Power of Attorney. . . . . . . . . .
 . . . . . . . . . 24


                                ARTICLE VII  DEFAULT;
REMEDIES
     Section 7.1  Events of Default. . . . . . . . . .
 . . . . . . . . . 25
     Section 7.2  Remedies.. . . . . . . . . . . . . .
 . . . . . . . . . 28

                               ARTICLE VIII
MISCELLANEOUS
     Section 8.1  Amendments, etc. . . . . . . . . . .
 . . . . . . . . . 30
     Section 8.2  Notices. . . . . . . . . . . . . . .
 . . . . . . . . . 30
     Section 8.3  Survival of Representations and
Warranties.. . . . . . 31
     Section 8.4  No Waiver; Remedies. . . . . . . . .
 . . . . . . . . . 31
     Section 8.5  Costs and Expenses.. . . . . . . . .
 . . . . . . . . . 31
     Section 8.6  Relationship; Indemnity. . . . . . .
 . . . . . . . . . 31
     Section 8.7  Successors and Assigns; Assignment .
 . . . . . . . . . 32
     Section 8.8  Registered Obligations . . . . . . .
 . . . . . . . . . 32
     Section 8.9  Binding Effect; Governing Law. . . .
 . . . . . . . . . 33
     Section 8.10 WAIVER OF TRIAL BY JURY; SUBMISSION
TO
JURISDICTION.33
     Section 8.11 Term.. . . . . . . . . . . . . . . .
 . . . . . . . . . 33
     Section 8.12 Headings.. . . . . . . . . . . . . .
 . . . . . . . . . 33
     Section 8.13 Counterparts.. . . . . . . . . . . .
 . . . . . . . . . 33
     Section 8.14 Reference to and Effect Upon Existing
Loan
Agreements.33